UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 13, 2004
Date of Report (Date of earliest event reported)

eFunds Corporation

(Exact name of registrant as specified in its charter)

Gainey Center II, Suite 300 8501 North Scottsdale Road Scottsdale, Arizona (Address of principal executive offices)	85253 (Zip Code)

Registrant’s telephone number, including area code: 480-629-7700

Commission File Number 1-31951

Delaware (State or other jurisdiction of incorporation or organization)	39-1506286 (IRS Employer Identification Number)

(Former name or former address, if changed since last report)

Item 5. Regulation FD Disclosure
SIGNATURE

Item 5. Regulation FD Disclosure

The Company will be meeting with current and potential investors on July 13 and 14, 2004 to provide them with a general overview and introduction to the Company’s business and operations. The Company will not be describing its expected results of operations for the second quarter of 2004 as part of these meetings, but will indicate that it has not revised its previously issued revenue and earnings guidance for the current year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation (Registrant)
Date: July 13, 2004	/s/ Thomas S. Liston
Chief Financial Officer
(Principal Financial and Accounting Officer)